EXHIBIT 21

X-RITE, INCORPORATED

LIST OF CONSOLIDATED SUBSIDIARIES

1.	X-Rite Global, Incorporated

2.	X-Rite Holdings, Inc.

3.	GretagMacbeth, LLC

4.	X-Rite MA, Incorporated

5.	OTP, Inc.

6.	Holovision Acquisition Company

7.	XR Ventures LLC

8.	Pantone, Inc.

9.	Pantone Germany, Inc.

10.	Pantone India, Inc.

11.	Pantone UK, Inc.

12.	Pantone Asia, Inc.

13.	Pantone Japan, Inc.

14.	Amazys Holding GmbH

15.	Amazys Beteiligungen GmbH

16.	X-Rite Europe GmbH

17.	X-Rite Méditerranée SARL

18.	GretagMacbeth (Italy) S.R.L.

19.	Viptronic S.R.L.

20.	X-Rite Iberica

21.	X-Rite GmbH

22.	Gretag-Macbeth GmbH

23.	LOGO Betiligungsgesellchaft mbH

24.	LOGO Kommunikations- und Drucktechnik GmbH & Co. KG

25.	Pantone GmbH

26.	X-Rite spol, s.r.o.

27.	X-Rite Limited

28.	GretagMacbeth Limited

29.	X-Rite Asia Pacific Limited

30.	X-Rite (Shanghai) Color Management Co., Ltd.

31.	X-Rite, (Shanghai) International Trading Limited

32.	GretagMacbeth (Shanghai) Company Limited

33.	X-Rite Kabushiki Kaisha

34.	Pantone Japan Co., Ltd.